UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 22, 2008, The Knot, Inc. and its subsidiary WeddingChannel.com, Inc. were provided with a copy of a putative amended class action complaint captioned Haslam v. Macy’s, Inc., The Knot, Inc., WeddingChannel.com, Inc. and Does 1-100, filed in the United States District Court for the Southern District of Florida, though neither The Knot nor WeddingChannel have yet been formally served with the suit. The Complaint alleges that the defendants provided customers with electronically printed receipts for credit card and debit card point of sale transactions that contained more than the last five digits of the customer’s card number and/or the card’s expiration date in violation of the federal Fair and Accurate Credit Transactions Act (FACTA). The Complaint does not specify any actual damages for any member of the purported class. However, the Complaint does seek statutory damages, which are $100 to $1,000 for each proven alleged willful violation of the statute, if any, as well as attorneys’ fees and costs, unspecified compensatory and punitive damages, and a permanent injunction. While we intend to vigorously defend against the claims asserted, this case is in the preliminary stages of litigation and, as a result, the ultimate outcome of this case and any potential financial impact on The Knot are not reasonably determinable at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: February 25, 2008	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer